EXHIBIT 31.2

RULE 13A-14(A)/15D-14(A) CERTIFICATION

I, Thomas P. Finn, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of Advance Nanotech, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

DATE: April 24, 2008 /S/ THOMAS P. FINN THOMAS P. FINN CHIEF FINANCIAL AND ACCOUNTING OFFICER

A signed original of these written statements required by Sections 302 and 906 have been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.